Calculation of Filing Fee Tables
S-8
Endava plc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A ordinary shares	Other	1,189,811	$ 14.26	$ 16,966,704.86	0.0001531	$ 2,597.60
Total Offering Amounts:						$ 16,966,704.86		$ 2,597.60
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,597.60
Offering Note
[1]	(1) These Class A ordinary shares of Endava plc (the "Registrant"), nominal value GBP 0.02 per share ("Ordinary Shares"), may be represented by the Registrant's American Depositary Shares ("ADSs"), each of which represents one Ordinary Share. (2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional Ordinary Shares of the Registrant that become issuable under the Registrant's 2018 Equity Incentive Plan (the "2018 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding Ordinary Shares. (3) Represents Ordinary Shares that were automatically added to the Ordinary Shares authorized for issuance under the 2018 Plan on January 1, 2025, pursuant to an "evergreen" provision contained in the 2018 Plan. Pursuant to such "evergreen" provision contained in the 2018 Plan, on January 1st of each year from 2019 until (and including) 2028, the number of Ordinary Shares authorized for issuance under the 2018 Plan is automatically increased by a number equal to the amount equal to the lesser of (1) 2% of the total number of Ordinary Shares outstanding on December 31st of the preceding calendar year, or (2) a number of shares determined by the Registrant's board of directors. (4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act and based upon the price of $14.26 per ADS, which was the average of the high and low prices of the Registrant's ADSs as reported on the New York Stock Exchange on September 2, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A